Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-251052 on Form S-8, of our report dated October 28, 2021 relating to the financial statements of Opthea Limited appearing in this Annual Report on Form 20-F for the year ended June 30, 2021.

/s/ Deloitte Touche Tohmatsu

Perth, Australia

October 28, 2021